Exhibit 3.1

FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KENVUE INC.
KENVUE INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
FIRST: The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of Delaware on February 23, 2022 under the name JNTL, Inc. (as amended, through the date hereof, the “Certificate of Incorporation”).
SECOND: The Board of Directors of the Corporation, pursuant to a unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Restated Certificate”).
THIRD: The Restated Certificate restates and integrates and amends the Certificate of Incorporation.
FOURTH: The Restated Certificate was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.
* * * * *
IN WITNESS WHEREOF, Kenvue Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this [●] day of [●], 2023.

KENVUE INC.,

by

Name:
Title:

EXHIBIT A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
KENVUE INC.
ARTICLE ONE
The name of the corporation is Kenvue Inc. (the “Corporation”).
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and the name of the registered agent whose office address will be the same as the registered office is Corporation Trust Company.
ARTICLE THREE
The nature and purpose of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).
ARTICLE FOUR
SECTION 1.    Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [●] shares, consisting of two classes as follows:
(a) [●] shares of Common Stock, par value $0.01 per share (the “Common Stock”); and
(b) [●] shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).
The Common Stock and the Preferred Stock shall have the designations, rights, powers and preferences and the qualifications, restrictions and limitations thereof, if any, set forth below.
SECTION 2.    Common Stock. (a) Except as otherwise provided by the DGCL or this amended and restated certificate of incorporation (as it may be amended, the “Certificate of Incorporation”) and subject to the rights of holders of any series of Preferred Stock then outstanding, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.
(b)    Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.
(c)    Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the other provisions of applicable law and this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation if, as and when declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of assets or funds of the Corporation legally available therefor.
(d)    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and any other payments required by law and amounts payable upon shares of Preferred Stock ranking senior to the shares of Common Stock upon such dissolution, liquidation or winding up, if any, the remaining net assets of the Corporation shall be distributed to the holders of shares of Common Stock and the holders of shares of any other class or series ranking equally with the shares of Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Paragraph (d).
(e)    No holder of shares of Common Stock shall be entitled to preemptive, subscription, conversion or redemption rights.
SECTION 3.    Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of the Board of Directors and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, without the separate vote of the holders of the Preferred Stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.
ARTICLE FIVE
SECTION 1.    Board of Directors. Except as otherwise provided in this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
SECTION 2.    Number of Directors; Voting. Subject to any rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances or otherwise, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively by resolution of the Board of Directors; provided, however, that the number of directors shall be not fewer than five directors and not more than eighteen directors, each of whom shall be a natural person. Each director shall be entitled to one vote with respect to each matter before the Board of Directors, whether by meeting or pursuant to written consent.
SECTION 3.    Election and Term of Office. The directors, other than those who may be elected by the holders of any series of Preferred Stock then outstanding, shall be elected at each annual meeting of stockholders, and each director shall hold office until the next succeeding annual meeting of stockholders and until their successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, each director shall be elected by a majority of the votes cast with respect to that director’s election at any such annual meeting at which a quorum is present; provided, however, that, if the number of nominees exceeds the number of directors to be elected at such annual meeting, directors shall be elected by a plurality of the votes cast at such annual meeting. For purposes of this Section 3, “a majority of the votes cast” shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” any director’s election). Elections of directors need not be by written ballot unless the Bylaws of the Corporation (as they may be amended, the “Bylaws”) shall so provide.
SECTION 4.    Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any newly created directorship on the Board of Directors that results from an increase in the number of directors or any vacancy occurring on the Board of Directors, however occurring, shall be filled only by resolution of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (other than directors elected by the holders of any series of Preferred Stock then outstanding) and may not be filled in any other manner. A director appointed to fill a newly created directorship or vacancy shall hold office until the next succeeding annual meeting of stockholders and until their successor is duly elected and qualified, or until their earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
SECTION 5.    Removal and Resignation of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding and notwithstanding any other provision of this Certificate of Incorporation, directors may be removed with or without cause upon the affirmative vote of stockholders representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (the “Voting Stock”), at a meeting of the Corporation’s stockholders called for that purpose. Any director may resign at any time upon written notice to the Corporation.
SECTION 6.    Rights of Holders of Preferred Stock. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to their earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.
SECTION 7.    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
ARTICLE SIX
SECTION 1.    Limitation of Liability. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader exculpation than permitted prior thereto), no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer, respectively.
SECTION 2.    Indemnification. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through provisions in the Bylaws, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL.
SECTION 3.    Amendment of this Article. No amendment, repeal or modification of this ARTICLE SIX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE SIX, shall (a) adversely affect any right or protection of a director, officer or agent of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification or (b) increase the liability of any director, officer or agent of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.
ARTICLE SEVEN
SECTION 1.    Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock then outstanding, for so long as J&J Beneficially Owns at least a majority of the voting power of all then-outstanding shares of Voting Stock, any action which is required or permitted to be taken by the Corporation’s stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation’s stock entitled to vote thereon were present and voted. If J&J no longer Beneficially Owns at least a majority of the voting power of all then-outstanding shares of Voting Stock, any action which is required or permitted to be taken by the Corporation’s stockholders may be taken only at a duly called annual or special meeting of the Corporation’s stockholders and the Corporation’s stockholders shall not have the ability to consent in writing without a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, unless expressly prohibited in the resolutions creating such series of Preferred Stock.
SECTION 2.    Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by or at the direction of (i) the Chair of the Board of Directors, (ii) the Board of Directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Corporation would have if there were no vacancies or (iii) the Chief Executive Officer. The stockholders of the Corporation shall not have the ability to call a special meeting of stockholders. Any business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.
SECTION 3.    No Cumulative Voting. No stockholder shall be entitled to exercise any right of cumulative voting.
ARTICLE EIGHT
SECTION 1.    Certain Relationships and Transactions. In recognition and anticipation that (i) the Corporation will not be a wholly owned subsidiary of J&J and that J&J may continue to be a significant stockholder of the Corporation, (ii) directors, officers or employees of J&J may serve as directors, officers or employees of the Corporation, (iii) J&J may engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (iv) J&J may have an interest in the same areas of corporate opportunity as the Corporation and the Affiliated Companies and (v) as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and obligations of the Corporation and of J&J, and the duties of any directors, officers or employees of the Corporation who are also directors, officers or employees of J&J, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and the Affiliated Companies, on the one hand, and J&J, on the other hand, the sections of this ARTICLE EIGHT shall, to the fullest extent permitted by applicable law, regulate and define the conduct of certain of the business and affairs of the Corporation in relation to J&J and the conduct of certain affairs of the Corporation as they may involve J&J and its directors, officers or employees, and the power, rights, duties and liabilities of the Corporation and its directors, officers, employees and stockholders in connection therewith.
As used in this Certificate of Incorporation, (i) “J&J” shall mean Johnson & Johnson, a New Jersey corporation, any and all successors to Johnson & Johnson by way of merger, consolidation or sale of all or substantially all of its assets or equity, and any and all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (A) in which Johnson & Johnson owns, directly or indirectly, more than 50% of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (B) of which Johnson & Johnson otherwise directly or indirectly controls or directs the policies or operations or (C) that would be considered subsidiaries of Johnson & Johnson within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), now or hereafter existing; provided, however, that the term “J&J” shall not include the Corporation or any entities (x) in which the Corporation owns, directly or indirectly, more than 50% of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (y) of which the Corporation otherwise directly or indirectly controls or directs the policies or operations or (z) that would be considered subsidiaries of the Corporation within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act now or hereafter existing (such entities described in clauses (x), (y) and (z), the “Affiliated Companies”) and (ii) the term “Beneficially Own” shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.
SECTION 2.    Certain Agreements and Transactions Permitted. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with J&J pursuant to which the Corporation or an Affiliated Company, on the one hand, and J&J, on the other hand, agree to engage in transactions of any kind or nature with each other or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate, and to cause their respective directors, officers or employees (including any who are directors, officers or employees of both) to allocate, opportunities between them or to refer opportunities to each other. Subject to Section 4 of this ARTICLE EIGHT, no such agreement, or the performance thereof by the Corporation or any Affiliated Company, or J&J, shall, to the fullest extent permitted by applicable law, be considered contrary to any fiduciary duty that any director, officer or employee of the Corporation or any Affiliated Company who is also a director, officer or employee of J&J may owe or be alleged to owe to J&J or any such Affiliated Company, or to any stockholder thereof, or any legal duty or obligation J&J may be alleged to owe on any basis, notwithstanding the provisions of this Certificate of Incorporation stipulating to the contrary. Subject to Section 4 of this ARTICLE EIGHT, to the fullest extent permitted by applicable law, no director, officer or employee of the Corporation who is also a director, officer or employee of J&J shall have or be under any fiduciary duty to the Corporation or any Affiliated Company to refer any corporate opportunity to the Corporation or any Affiliated Company or to refrain from acting on behalf of the Corporation or any

Affiliated Company or of J&J in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.
SECTION 3.    Authorized Business Activities. Without limiting the other provisions of this ARTICLE EIGHT, J&J shall have no duty to communicate information regarding a corporate opportunity to the Corporation or to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation or any Affiliated Company, (ii) doing business with any client, customer or vendor of the Corporation or any Affiliated Company or (iii) employing or otherwise engaging any director, officer or employee of the Corporation or any Affiliated Company. To the fullest extent permitted by applicable law, except as provided in Section 4 of this ARTICLE EIGHT, no officer, director or employee of the Corporation or any Affiliated Company who is also a director, officer or employee of J&J shall be deemed to have breached their fiduciary duties, if any, to the Corporation or any Affiliated Company solely by reason of J&J’s engaging in any such activity.
SECTION 4.    Corporate Opportunities. Except as otherwise agreed in writing between the Corporation and J&J, in the event that a director, officer or employee of the Corporation or an Affiliated Company who is also a director, officer or employee of J&J acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation or an Affiliated Company, on the one hand, and J&J, on the other hand, (i) such director, officer or employee shall have no duty to communicate or present such opportunity to the Corporation or any Affiliated Company and shall, to the fullest extent permitted by applicable law, not be liable to the Corporation, any Affiliated Company or any of their respective stockholders for breach of fiduciary duty as a director, officer or employee of the Corporation or any Affiliated Company (or have been deemed to have failed to act in good faith or in the best interests of the Corporation or any Affiliated Company) by reason of the fact that (A) such director, officer or employee directs such opportunity to J&J or otherwise does not present such opportunity to the Corporation or an Affiliated Company or (B) J&J pursues or acquires such opportunity for itself, directs such opportunity to another person or does not otherwise present such opportunity to the Corporation or an Affiliated Company and (ii) the Corporation, on behalf of itself and the Affiliated Companies and to the fullest extent permitted by applicable law, renounces any interest or expectancy in such opportunity and waives any claim that such opportunity constituted a corporate opportunity that should be presented to the Corporation, in each of cases (i) and (ii), so long as such opportunity was not expressly offered to such person solely in their capacity as a director or officer of the Corporation.
The action of any director, officer or employee of J&J, the Corporation or any Affiliated Company taken in accordance with, or in reliance upon, the foregoing provisions of this Section 4 in entering into or performing any agreement, transaction or arrangement is deemed and presumed to be fair to the Corporation.
SECTION 5.    Delineation of Indirect Interests. To the fullest extent permitted by applicable law, no director, officer or employee of the Corporation or any Affiliated Company shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, J&J, merely by virtue of being a director, officer or employee of J&J, unless such director, officer or employee’s role with J&J involves direct responsibility for such matter, in their role with J&J, such director, officer or employee exercises supervision over such matter, or the compensation of such director, officer or employee is materially affected by such matter. Such director, officer or employee’s compensation shall not be deemed to be materially affected by such matter if it is only affected by virtue of its effect on the value of J&J capital stock generally or on J&J’s results or performance on an enterprise-wide basis.
SECTION 6.    Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this ARTICLE EIGHT, the Corporation renounces any interest or expectancy of the Corporation or any of the Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity pursued by or at the direction of J&J or any director, officer or employee of J&J that (i) is not in the line of the Corporation’s business, (ii) the Corporation is not financially able, contractually permitted or legally able to undertake or (iii) is not of practical advantage to the Corporation.
SECTION 7.    Notice and Consent. To the fullest extent permitted by applicable law, any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this ARTICLE EIGHT.
SECTION 8.    No Expansion of Duties. Nothing in this ARTICLE EIGHT creates or is intended to create any fiduciary duty on the part of J&J, the Corporation, any Affiliated Company, or any stockholder, director, officer or employee of any of them, that does not otherwise exist under applicable law, and nothing in this ARTICLE EIGHT expands any such duty of any such person that may now or hereafter exist under applicable law.
SECTION 9.    Termination. The foregoing provisions of this ARTICLE EIGHT shall terminate, expire and have no further force and effect on the first date that (x) J&J ceases to Beneficially Own any shares of capital stock of the Corporation and (y) no person who is a director, officer or employee of J&J is also serving as a director or officer of the Corporation. No amendment, repeal, modification, termination or expiration of this ARTICLE EIGHT, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE EIGHT, shall eliminate or reduce the effect of this ARTICLE EIGHT in respect of any matter occurring prior to such amendment, repeal, modification, termination or adoption.
ARTICLE NINE
SECTION 1.    Amendments to the Bylaws. Subject to the rights of holders of any series of Preferred Stock then outstanding, in furtherance and not in limitation of the powers conferred by law, the Bylaws may be amended, altered or repealed and new bylaws made by (i) the Board of Directors or (ii) in addition to any affirmative vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), by the Bylaws or applicable law, the affirmative vote of stockholders representing at least a majority of the voting power of all then-outstanding shares of Voting Stock, voting together as a single class, at a meeting of the Corporation’s stockholders called for that purpose.
SECTION 2.    Amendments to this Certificate of Incorporation. The Corporation reserves the right, from time to time, to amend, alter or repeal any provision of, or add new provisions to, this Certificate of Incorporation in the manner now or hereafter prescribed in the DGCL, and all rights, preferences, privileges and powers of any kind conferred upon any director or stockholder of the Corporation by this Certificate of Incorporation are conferred subject to such right.
ARTICLE TEN
SECTION 1.    Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Certificate of Incorporation, the Bylaws or the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine (each, a “Covered Proceeding”); provided that, for the avoidance of doubt, the foregoing provision, including for any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act, the

Exchange Act or any other claim for which there is exclusive federal or concurrent federal and state jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.
SECTION 2.    Personal Jurisdiction. If any action the subject matter of which is a Covered Proceeding is filed in a court other than the Court of Chancery of the State of Delaware, or, where permitted in accordance with Section 1 of this ARTICLE TEN, the United States District Court for the District of Delaware (each, a “Foreign Action”), in the name of any person or entity (a “Claiming Party”) without the prior written approval of the Corporation, such Claiming Party shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware, or, where applicable, the United States District Court for the District of Delaware, in connection with any action brought in any such courts to enforce Section 1 of this ARTICLE TEN (an “Enforcement Action”) and (ii) having service of process made upon such Claiming Party in any such Enforcement Action by service upon such Claiming Party’s counsel in the Foreign Action as agent for such Claiming Party.
SECTION 3.    Notice and Consent. To the fullest extent permitted by applicable law, any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this ARTICLE TEN.
ARTICLE ELEVEN
If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.